Exhibit 10.1

NUVECTIS PHARMA, Inc.

Global Equity Incentive Plan (2021)

1.	Name And Purpose.

1.1            This plan, which has been adopted by the Board of Directors of Nuvectis Pharma, Inc. (the “Corporation”), shall be known as the Nuvectis Pharma, Inc. Global Equity Incentive Plan (2021), as amended from time to time (the “Plan”).

1.2            The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Corporation and its Affiliates, Parents and Subsidiaries, if any, and to promote the Corporation’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Corporation’s stockholders.

1.3            Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendices to the Plan, as may be approved by the Board of Directors of the Corporation, and to the extent required by the stockholders of the Corporation, from time to time.

2.	Definitions.

2.1            Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “corporation” or “entity” shall include a partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2            Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

“Additional Rights” means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with Awards and/or the Shares issued upon exercise or vesting of Awards.

“Administrator” means the Board of Directors or a Committee.

“Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, including, without limitation, any parent or subsidiary.

“Applicable Law” means any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Corporation’s Shares are then traded or listed.

“Appendix” means any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of certain types of equity-based Awards.

“Award” means a grant of Options, Restricted Stock Units or allotment of Shares (including Restricted Stock) or other equity-based awards under the Plan including any Additional Rights thereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” means a written or electronic instrument setting forth the terms applicable to a particular Award.

“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

“Board of Directors” or “Board” means the board of directors of the Corporation.

“Cause” shall, with regard to each specific Participant, have the same meaning ascribed to such term or a similar term as set forth in any agreements (including the Participant’s employment agreement) or other documents to which the Corporation or any of its Parents, Subsidiaries and/or Affiliates and the Participant are a party concerning the provision of services by the Participant to the Corporation or any of its Parents, Subsidiaries and/or Affiliates, or, in the absence of such a definition, “Cause” shall mean, as determined by the Board:

(i) the Participant’s indictment, conviction of or plea of guilty or nolo contendere to, or a judgment against the Participant in any quasi-criminal judicial or administrative proceeding (including without limitation, any proceeding by a federal, state or local regulatory agency or body) with respect to, any crime constituting a felony, or a crime which involves the Participant’s moral turpitude, fraud, theft or embezzlement. For this purpose, a judgment shall include any consent decree, settlement, cease and desist order or similar conclusion to any quasi-criminal judicial or administrative proceeding;

(ii)             The Participant’s commission of any other act of theft, dishonesty, fraud, or falsification of an employment record in connection with the performance of his or her duties as an employee or director of the Corporation or any of its Parents, Subsidiaries and/or Affiliates;

(iii)            The Participant’s refusal to perform his duties to the Corporation or any of its Parents, Subsidiaries and/or Affiliates or to obey the lawful and reasonable directives of the Board (so long as such lawful and reasonable directives are also consistent with the Participant’s duties, title and reporting order);

(iv)            The Participant’s gross negligence, willful misconduct or willful malfeasance in connection with the Participant’s services to the Corporation or any of its Parents, Subsidiaries and/or Affiliates;

(v)              The Participant’s material violation of reasonable business standards, legal requirements or any written policy of the Corporation or any of its Parents, Subsidiaries and/or Affiliates applicable to the Participant, including but not limited to those that relate to equal employment opportunity, discrimination, harassment or retaliation; or

(vi)            The Participant’s material breach of any confidentiality or non-disclosure obligations under any other written agreement between the Participant and the Corporation or any of its Parents, Subsidiaries and/or Affiliates.

Notwithstanding the foregoing, in the case of any conduct described in clauses (iii), (v) or (vi) of the immediately preceding sentence, if such conduct is reasonably susceptible of being cured, then the Participant’s termination shall be for “Cause” only if the Participant fails to cure such conduct to the Board’s reasonable satisfaction within ten (10) days after receiving written notice from the Corporation describing such conduct in reasonable detail; provided that the conduct in clause (iii) may only be cured by the Participant on two separate occasions, and no cure shall be applicable to such conduct thereafter.

“Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

“Committee” means a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under Applicable Law, as amended from time to time.

“Consideration” means with respect to outstanding Awards, the right to receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the Corporation for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely Shares (or the equivalent), the Administrator may provide for the per Share consideration to be received for an outstanding Award to be solely Shares or other type of awards (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per Share consideration received by holders of Shares in the Transaction, all as determined by the Administrator.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Corporation or any of its Parents, Subsidiaries or Affiliates.

“Corporate Charter” means the Articles of Association or Certificate of Incorporation of the Corporation or any similar document, and any subsequent amendments or replacements thereto.

“Date of Termination” means, unless otherwise set forth in the relevant Award Agreement, the effective date of termination of the Participant’s employment or engagement as a Service Provider.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Corporation, to perform the major duties of the Participant’s position with the Corporation because of the sickness or injury of the Participant for a consecutive period of 180 days.

“Fair Market Value” means, as of any date, the value of Shares, determined as follows:

(a)            If the Shares are listed on any established securities exchange, the Fair Market Value of a Shares of the Corporation shall be (i) the closing sales price for such shares (or the closing bid, if no sales were reported) as traded on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in a recognized daily business newspaper or internet site or such other source as the Board deems reliable, or (ii) to the extent required under the rules of the securities exchange in which the Shares are traded, as determined in accordance with such rules.

(b)            In the absence of such exchanges for the Shares, or in case of any other securities, property or rights, the Fair Market Value shall be determined in good faith by the Board in its sole discretion in compliance with Code Section 409A, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties.

“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date

“IPO” means an initial offering of the Corporation’s Shares to the public in an underwritten offering under an applicable registration statement.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Liquidation” means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Options” means options to purchase Shares awarded under the Plan subject to the terms and conditions of Section 9.

“Parent” means any corporation (other than the Corporation), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Corporation if, at the time of granting an Award, each of the companies (other than the Corporation) owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

“Participant” means a recipient of an Award hereunder who executes an Award Agreement.

“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

“Restricted Stock Units” means an Award entitling a Participant to receive Shares under this Plan that is subject to the terms and conditions of Section 8.

“Service Provider” means an employee, director, office holder or Consultant of the Corporation or any of its Parents, Subsidiaries or Affiliates.

“Shares” means shares of common stock of the Corporation, nominal value US$ 0.00001 per share (as adjusted for share split, reverse share split, bonus shares, combination or other recapitalization events), or shares of such other class of shares of the Corporation as shall be designated by the Board in respect of the relevant Award(s). Shares include any securities, property or rights issued or distributed with respect thereto.

“Subsidiary” means any corporation (other than the Corporation), which now exists or is hereafter organized or acquired by the Corporation, in an unbroken chain of companies beginning with the Corporation if, at the time of granting an Award, each of the companies other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

“Transaction” means and includes the occurrence of any one of the following events but shall specifically exclude a public offering of any class or series of the Corporation’s equity securities pursuant to a registration statement filed by the Corporation under the 1933 Act:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Corporation (“Corporation Common Stock”) or (B) securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of directors (the “Corporation Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Corporation Common Stock or Corporation Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Corporation, (x) an acquisition by the Corporation or a Parent or Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Corporation Common Stock and outstanding Corporation Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Corporation Common Stock and the outstanding Corporation Voting Securities, as the case may be, and (B) no Person (other than (x) the Corporation or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

3.	Administration of the Plan.

3.1            The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the Board of Directors of the Corporation (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2            The Committee, if appointed, shall select one of its members as its Chair and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with Applicable Law.

3.3            Subject to the general terms and conditions of the Plan, and in particular Section 3.4 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) grants of Awards, including the number of Options, Shares, Restricted Stock Units or other equity based awards to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including acceleration provisions, (v) the form(s) of written agreements applying to Awards, (vi) to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Participant’s termination of employment or other service, (vii) the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Law, (viii) The Fair Market Value of the Shares or other securities, property or rights, (ix) the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares, (x) the amendment, modification, waiver or supplement of the terms of each outstanding Award, unless otherwise provided under the terms of this Plan, (xi) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable (to the extent not inconsistent with the provisions of this Plan or Applicable Law), and (xii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Administrator may, in its sole discretion, delegate some or all of the powers listed above pursuant to Section 3.8.

3.4            No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Corporation’s decision and to all approvals legally required, each member of the Board of Directors or the Committee shall be indemnified and held harmless by the Corporation against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Corporation) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Corporation’s corporate documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

3.5            The interpretation and construction by the Administrator of any provision of the Plan or of any Award hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be conclusive. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6            The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan, as further detailed in Section 13.2 below.

3.7            Without limiting the generality of the foregoing and subject to any Applicable Law, the Administrator may adopt special Appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with Applicable Laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.8            The Administrator may delegate to one or more of the Committee’s members or to one or more officers of the Corporation or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan. In addition, the Administrator may, by resolution, expressly delegate to one or more of the Committee’s members or to one or more officers of the Corporation, the authority, within specified parameters as to the number and terms of Awards, to (i) designate employees or Consultants of the Corporation or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Administrator and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards so granted.

4.	Eligible Participants.

4.1            Subject to any restriction imposed by Applicable Law, Awards may be granted to any Service Provider of the Corporation or its Affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Corporation, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Corporation. Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Participant or in any other respect as determined by the Administrator.

5.	Reserved Shares.

5.1            Subject to adjustment as provided in Section 11.2, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 35,000, any or all of which may be issued upon exercise of Incentive Stock Options. Until termination of the Plan the Corporation shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

5.2            Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)            To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued, repurchased, or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)            Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)            Shares withheld or repurchased from an Award or delivered by a Participant to satisfy tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)            If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Corporation (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)            To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)            To the extent that the full number of Shares subject to an Award other than an Option is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

6.	Award Agreement.

6.1            The Administrator in its discretion may award to Participants Awards available under the Plan. Each Award granted pursuant to this Plan shall be evidenced by an Award Agreement which will be set forth the terms of the Award. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan, unless otherwise specifically provided in such Award Agreement or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.2            The Award Agreement shall state, inter alia, the number of Options or Shares, Restricted Stock, Restricted Stock Units, or any applicable equity-based units covered thereby, the type of Option or Share-based or other grant awarded, the vesting schedule, the exercise price, if applicable and any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

6.3            A Participant shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Corporation, if required by the Administrator, and has otherwise complied with the applicable terms and conditions of such Award.

7.	Restricted Stock.

7.1            Eligibility. Restricted Stock may be issued to all Participants at any time, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of Shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, except by will or the laws of descent and distribution (in which case the transfer shall be subject to all restrictions then or thereafter applicable thereto), Restricted Stock awarded and/or any Additional Rights thereunder under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

7.2            Terms. The purchase price (if any) of Restricted Stock shall be determined by the Administrator but shall not be less than as permitted under Applicable Law. Awards of Restricted Stock must be accepted by executing an Award Agreement, if required by the Administrator, and by paying whatever price (if any) the Administrator has designated thereunder.

7.3            Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such Restricted Stock, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate (or book entry) shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

7.4            Custody. The Administrator may require that any share certificates evidencing such shares and/or Additional Rights be held in custody by the Corporation or any third party determined by the Corporation, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

7.5            Rights as Stockholder. Except as provided in this Section and Sections 7.3 and 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Stock, the right to tender such shares.

7.6            Lapse of Restrictions. If the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, any certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by Applicable Law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

8.	Restricted Stock Units and Other Equity-Based Awards.

8.1            Eligibility. Restricted Stock Units may be granted to Participants at any time and from time to time as determined by the Administrator, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the number of Shares subject to the Restricted Stock Units, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Restricted Stock Units upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion.

8.2            Vesting of Restricted Stock Units. Shares shall be issued to or for the benefit of Participant promptly following each vesting date determined by the Administrator, provided that Participant is still a Service Provider on the applicable vesting date. After each such vesting date, and subject to Section 17, the Corporation shall promptly cause to be issued for the benefit of Participant Shares with respect to Restricted Stock Units that became vested on such vesting date. It is clarified that no Shares shall be issued pursuant to the Restricted Stock Units to Participant until the vesting criteria determined by the Administrator is met.

8.3            Terms. Prior to the actual issuance of any Shares, each Restricted Stock Unit will represent an unfunded and unsecured obligation of the Corporation, payable only from the general assets of the Corporation.

8.4            Rights as Stockholder. A Participant holding Restricted Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Corporation in respect of any Shares issuable upon the vesting of any part of the Restricted Stock Units unless and until such Shares shall have been issued by the Corporation to such Participant (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, unless otherwise provided herein.

8.5            Custody. The Administrator may require that any Restricted Stock Unit and/or Additional Rights thereunder be held in custody by the Corporation or any third party determined by the Corporation until the lapse of the vesting period thereof and the issuance of Shares.

8.6            Other Equity-Based Awards. Other equity-based awards (including, without limitation, warrants and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

9.	Options.

9.1            Eligibility. Options may be issued to Participants at any time, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Options will be made, the number of shares to be subject to the Options, the exercise price to be paid by the Participant (subject to Section 9.3), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Options upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, except by will or the laws of descent and distribution (in which case the transfer shall be subject to all restrictions then or thereafter applicable thereto), Options awarded under this Plan.

9.2            Vesting. Options shall be exercisable pursuant to the terms of the Award Agreement and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement. The Administrator shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Administrator and stated in the Award Agreement, Options shall vest and become exercisable under the following schedule: thirty-four percent (34.0%) of the Shares covered by the Options, on the first anniversary of the vesting commencement date determined by the Administrator (and in the absence of such determination, of date on which such Options were granted), and thirty-three percent (33.0%) of the Shares covered by the Options at the second and third anniversaries of the vesting commencement each; provided that the Participant remains continuously as a Service Provider of the Corporation or its Affiliates throughout such vesting dates. The Administrator may condition the vesting of Options upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion.

9.3            Exercise Price. The exercise price for each share to be issued upon exercise of an Option shall be such price as is determined by the Board of Directors in its discretion, provided that the price per Share is not less than 100% of the Fair Market Value of a Share on the Grant Date.

9.4            Manner of Exercise. An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Corporation at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Shares underlying such Option, and the execution and delivery of any other document required pursuant to the applicable Award Agreement.

9.5            Payment of Exercise Price. Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be affected in (i) cash, or (ii) by check payable to the order of the Corporation, or (iii) if the Corporation’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Administrator so determines, all or part of the exercise price and any withholding taxes may be paid by the delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker approved by the Corporation to sell Shares and to deliver all or part of the sales proceeds to the Corporation or the Trustee, or (iv) such other method of payment acceptable to the Corporation as determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

9.6            Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Corporation or of a duly authorized transfer agent of the Corporation) a Participant shall have no right to vote or right to receive dividends or any other rights as a stockholder with respect to such Shares, notwithstanding the exercise of the Option. Subject to Section 17, The Corporation shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan. No Shares shall be issued until payment has been made or provided for, as provided herein.

9.7            Restrictions. The Administrator may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to certain types of Awards, during which the vesting and/or exercise of Options and/or sale of Shares thereunder shall be restricted or prohibited, including without limitation, in order to comply with Applicable Laws in any relevant jurisdiction and/or rules of any exchange on which the Corporation’s shares are traded. During such blackout periods, Participants will not be able to exercise the Options and/or receive and/or sell the Shares held by or on behalf of the Participants and the Corporation shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

9.8            Custody. The Administrator may require that any Option and any Share issued thereunder, and any Additional Rights be held in custody by the Corporation or any third party determined by the Corporation.

9.9            Exercise Term. No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

9.10            Incentive Stock Options. The terms of any Option granted under the Plan that is intended to be an Incentive Stock Option must comply with the requirements of Section 422 of the Code or any successor provision thereto. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Corporation must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

10.	Termination of Relationship as Service Provider.

10.1            Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to Applicable Law).

10.2            Change of Status. A Service Provider shall not cease to be considered as such in the case of any (i) leave of absence either approved by the Corporation or its Affiliates, provided that such leave of absence was approved by entity for which the Service Provider is engaged with, or pursuant to Applicable Law, or (ii) transfers between locations of the Corporation and/or its Affiliates or between the Corporation, and any of its Parents, Subsidiaries, Affiliates, or any successor thereof; or (iii) changes in status (employee to director, employee to Consultant, etc.), although such change may affect the specific terms applying to the Service Provider’s Award, provided, in case of the foregoing clauses (ii) and (iii) above, that the Participant has remained continuously employed by and/or in the service of the Corporation and its Affiliates since the date of grant of the Award and throughout the vesting period. Notwithstanding the foregoing, for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option

10.3            Extension of Exercise Period. The Administrator may, on such terms and conditions as it may determine appropriate but subject to Section 9.9, extend the periods for which Awards held by any Participant may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of such modification.

11.	Adjustments.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

11.1            Mandatory Adjustments. In the event of a nonreciprocal transaction between the Corporation and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

11.2            Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Corporation (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 11.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the aggregate exercise or base price of the Award, (v) that performance targets and performance periods for performance-based Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.3            Effect of a Transaction. Except as otherwise provided in the Award Agreement or any special Plan document governing an Award, upon the occurrence of a Transaction, (i) all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully vested and exercisable, (ii) all time-based vesting requirements on outstanding Awards shall be deemed to have been met, and (iii) all performance-based vesting requirements on outstanding Awards shall be deemed to have been met, as of the date of the Transaction.

11.4            Liquidation. In the event of Liquidation, the Administrator shall have sole and absolute discretion to determine the effect of the Liquidation on the outstanding unexercised, unvested or restricted portion of Awards, which may include the acceleration or cancelation of all or a portion of the unexercised, unvested or restricted portion of the outstanding Awards.

11.5            Cancelation of Awards. In the event that the Board of Directors determines in good faith that, in the context of a Transaction or Liquidation, certain Awards have no monetary value and thus do not entitle the holders of such Awards to any consideration under the terms of the Transaction or Liquidation, the Board of Directors may determine that such Awards shall terminate effective as of the effective date of the Transaction or upon determination of the Board of Directors in the event of Liquidation. Without limiting the generality of the foregoing, the Board of Directors may provide for the termination of any Award, effective as of the effective date of the Transaction or Liquidation, that has an exercise price that is greater than the per Share Fair Market Value at the time of such Transaction or Liquidation, without any consideration to the holder thereof.

11.6            Administrator’s Authority. It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of a recapitalization, Transaction or Liquidation, provided that the Administrator shall determine in good faith that a Participant’s vested rights are not thereby adversely affected without the Participant’s express written consent. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to change the vesting schedule of Awards, accelerate Awards, and determine that the treatment of Awards, whether vested or unvested, in a Transaction or Liquidation, may differ among individual Participants or groups of Participants.

12.	Non-Transferability of Awards and Shares.

12.1            Unless otherwise explicitly approved by the Administrator, no Award may be assigned, transferred, pledged or mortgaged, other than by will or by the laws of descent and distribution or unless otherwise required under Applicable Law, and during the Participant’s lifetime an Award may be exercised and the Shares subject to the Award may be purchased only by such Participant and any transfer of an Award not permitted hereunder shall be null and void and shall not confer upon any party or person, other than the Participant, any rights. In the event of any transfer of an Award permitted hereunder, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Participant.

12.2            The transfer of Shares to be issued upon the exercise of the Options shall be limited as set forth in the Plan including, without limitation, pursuant to Section 19.3 and as may be described in the Award Agreement.

12.3            Restricted Stock may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution.

12.4            For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Awards or Shares (including Restricted Stock) purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed as determined by the Administrator, or as otherwise required under Applicable Law.

13.	Term and Amendment of the Plan.

13.1            The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Awards outstanding on that date). Awards may be granted at any time after this Plan has been adopted by the Board and the shares reserved for the Plan effectively created, but not later than the date that is ten (10) years from the date of adoption of the Plan by the Board.

13.2            Notwithstanding any other provision of the Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Corporation may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (i) to correct obvious drafting errors or as otherwise required by law or (ii) as specifically provided herein, the rights of a Participant with respect to vested Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (i) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (ii) as specifically provided herein, no such amendment or other action by the Administrator shall reduce the rights of any Participant with respect to vested Awards without the Participant’s consent.

14.	Term of Option.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other shorter period set forth in the instrument granting such Option pursuant to Section 9), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

15.	Continuance of Engagement.

Neither the Plan nor any grant of Shares or Awards to a Participant shall impose any obligation on the Corporation or any related corporation thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Corporation or a related corporation thereof or restrict the right of the Corporation or a related corporation thereof to terminate such employment or engagement at any time.

16.	Application of Funds.

The proceeds received by the Corporation from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Corporation or any related corporation thereof.

17.	Taxes.

17.1            Any tax consequences and any other mandatory payments arising from the grant, or vesting or exercising of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Corporation, and/or its Affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Corporation and/or its Affiliates shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Corporation and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Corporation or any of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Corporation or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Awards or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy the statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

17.2            The Corporation and its Affiliates do not undertake or assume any liability or responsibility to the effect that any award shall qualify with any particular tax regime or rules applying to particular tax treatment or tax advantage of any type and the Corporation and its Affiliates shall bear no liability in connection with the manner in which any award is treated for tax purposes, regardless of whether the Award was granted or intended to qualify under any particular tax regime or treatment. The Corporation and its Affiliates do not undertake and shall not be required to take any action in order to qualify any Award with the requirements of any particular tax treatment and no indication in any documents to the effect that any Award is intended to qualify for any tax treatment shall imply such undertaking. Moreover, no assurance is made by the Corporation or any of its Affiliates that any particular tax treatment on the date of grant will continue to exist or that the Award would qualify at the time of exercise or disposition thereof with any particular tax treatment. The Corporation and its Affiliates shall not have any liability or obligation of any nature in the event that an Award does not qualify for any particular tax treatment, regardless whether the Corporation could have or should have taken any action to cause such qualification to be met.

17.3            In the event a Participant obtains knowledge of any tax authority inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted hereunder and/or Shares and/or Additional Rights issued thereunder the Participant shall immediately notify the Corporation in writing and shall continuously inform the Corporation of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Corporation and its representatives to participate in any proceedings and discussions concerning such matters and shall provide to the Corporation any information or document relating to any matter hereof, which the Corporation, in its discretion, requires.

17.4            The receipt of an Award and/or the acquisition of Shares issued upon the vesting or exercise of the Awards may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

17.5            THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. THE CORPORATION DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

18.	Market Stand-Off.

If so requested by the Corporation or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Corporation under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Shares or other securities of the Corporation during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation (the “Market Standoff Period”) following the effective date of registration statement of the Corporation filed under such securities laws. The Corporation may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19.	Conditions Upon Issuance of Shares.

19.1            Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.2            Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Administrator may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Corporation, such representations are required, all in form and content specified by the Administrator.

19.3            Provisions Governing Shares. Any Shares issued pursuant to an Award shall be subject to this Plan and shall be subject to the Corporate Charter, any limitation, restriction or obligation included in any stockholders agreement applicable to all or substantially all of the holders of shares (regardless of whether or not the Participant is a formal party to such stockholders agreement), any other governing documents of the Corporation, all policies, manuals and internal regulations adopted by the Corporation from time to time, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares or grant of any rights with respect thereto, forced sale and bring along/drag along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Corporation to be appropriate in order to ensure compliance with Applicable Law. Each Participant shall execute such separate agreement(s) as may be requested by the Corporation relating to matters set forth in or otherwise for the purpose of implementing this Section. The Participant may be required to execute such separate agreement(s) as a condition to the exercise of any Award or the issuance of any Share.

19.4            Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the Shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any share exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20.	Proxy.

The Corporation, at its sole discretion, may require that as a condition of grant of an Award, exercise of an Option or issuance of Shares, the Participant will be required to grant an irrevocable proxy and power of attorney (“Proxy”) to any appropriate person designated by the Corporation, to vote all Shares obtained by the Participant pursuant to an Award at all general meetings of Corporation, and to sign all written resolutions, waivers, consents etc. of the stockholders of the Corporation on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of stockholders of the Corporation, and to otherwise exercise every right, power and authority with respect to the Shares as shall be detailed in the Proxy. Such Proxy shall remain in effect until the consummation of an IPO and shall be irrevocable as the rights of third parties, including investors in the Corporation, depend upon such Proxy. The Proxy shall be personal to the Participant and shall not survive the transfer of the Participant’s Shares to a third-party transferee; provided, however, that upon a transfer of the Participant’s Shares to such a transferee (subject to the terms and conditions of the Plan concerning any such transfer), the transferee may be required to grant an irrevocable Proxy to such appropriate person as the Corporation, in giving its approval to the transfer, so requires. The Proxy may be included in the Award Agreement of each Participant or otherwise as the Administrator determines. If contained in the Award Agreement, no further document shall be required to implement such Proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the Proxy thereby granted. WHAT ABOUT LOCKUP POST IPO FOR GRANTS DONE PRIOR TO IPO?

21.	Right as a Stockholder.

Subject to Section 7.5, a Participant shall have no rights as a stockholder of the Corporation with respect to any Shares covered by an Award until the Participant shall have exercised the Award, paid the exercise price therefor and becomes the record holder of the subject Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in shares or other securities, cash or other property, or rights, or any combination thereof) or distribution of other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Shares covered by an Award, except as provided in Section 11 hereof. Any and all voting rights attached to such Shares shall be subject to Section 20.

22.	Additional Restrictions on Transfer of Shares.

Until such time as the Shares are registered for trade to the public, a Participant shall not be permitted to transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of any Shares in any way to one or more third parties other than with the prior approval of the Board of Directors and/or in accordance with Applicable Law, and in any event, subject to any relevant provisions of the Corporation’s corporate documents, as in effect from time to time, and/or the Award Agreement.

23.	Miscellaneous.

23.1            Data Privacy; Data Transfer. Information related to Participant and Awards hereunder, as shall be received from Participant or others, and/or held by, the Corporation or its Affiliates from time to time, and which information may include sensitive and personal information related to Participant (“Information”), will be used by the Corporation or its Affiliates (or third parties appointed by any of them) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Corporation or its Affiliates. The Corporation and its Affiliates shall be entitled to transfer the Information among the Corporation or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Corporation shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Participant acknowledges and agrees that the Information is provided at Participant’s free will and Participant consents to the storage and transfer of the Information as set forth above.

23.2            Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware, except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. The competent courts located in the state of Delaware shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Award Agreement or any other agreement relating to an Award, each Participant irrevocably submits to such exclusive jurisdiction.

23.3            Non-Exclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Corporation to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Corporation may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Affiliate now has lawfully put into effect.

23.4            Survival. The Participant shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Participant is then or at any time thereafter employed or engaged by the Corporation or any of its Affiliates

23.5            Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

23.6            Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

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